EXHIBIT 23.1

                      INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-68376, 33-99852, 333-4160 and 333-32033, each on Form S-3, and in
Registration Statement No.'s 33-68354 and 333- 27827, each on Form S-8, of Industrial Holdings, Inc. of our report dated March 18, 1998 appearing in this Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Houston, Texas
March 24, 1998